THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON CERTAIN EXEMPTIONS FROM REGISTRATION THEREUNDER. THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF SUCH SECURITIES IS SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND REGULATIONS.



                  COMMON STOCK PURCHASE WARRANT

               To subscribe for and purchase shares
               of Common Stock, $.001 par value, of

                         XVARIANT, INC.

      1. THIS CERTIFIES that, for value received, BID TRAC, INC., a Delaware corporation ("Bid Trac" which, together with any subsequent assignee or transferee hereof, is hereinafter referred to as "Holder"), subject to the terms and conditions hereof, shall be entitled to purchase from XVARIANT, INC., a Nevada corporation (the "Company"), at any time on or before November 21, 2011, up to an aggregate of Six Hundred Thousand (600,000) fully paid and nonassessable shares (subject to adjustment in accordance with the provisions of Section 3(b) hereof) of Common Stock (as defined below) of the Company (individually, a "Warrant Share" and collectively, the "Warrant Shares") at an exercise price (subject to adjustment in accordance with the provisions of Section 3 hereof) per share equal to Two Dollars ($2.00) (the "Exercise Price"); provided, however, that the number of shares issuable to Holder upon exercise of this Warrant is contingent upon the amount of Gross Revenue (as defined herein) derived by the Company from the service contracts and assets purchased from Holder by the Company pursuant to the Asset Purchase Agreement (as defined herein) during the twelve (12) month period immediately following the date hereof (the "Measurement Period"). In the event that Gross Revenue during the Measurement Period is at least $100,000, the maximum number of shares issuable upon exercise hereof shall be 300,000 shares (subject to adjustment in accordance with the provisions of Section 3(b) hereof) and, if Gross Revenue during the Measurement Period is at least $200,000, the maximum number of shares issuable upon exercise hereof shall be 600,000 (subject to adjustment in accordance with the provisions of Section 3(b) hereof). For purposes of this Warrant, the term "Gross Revenue" shall be defined as all revenue derived from service contracts in effect on the date hereof and any additional contracts entered into after the date hereof with customers of the Company subscribing to "Bid Trac" services computed in accordance with generally accepted accounting principles consistently applied, and the term "Common Stock" shall mean the class of capital stock of the Company designated common stock, $.001 par value, as constituted on the date hereof. This Warrant has been issued in connection with the purchase by the Company from Holder of certain assets used or useful in the Holder's business pursuant to the terms of an Asset Purchase Agreement dated as of November 21, 2001 to which the Company and Holder are parties (the "Asset Purchase Agreement").

     Section 1.  Exercise of Warrants.

         (a) This Warrant may be exercised by delivering it to the Company at its principal executive office with the Notice of Exercise attached hereto as Exhibit A duly completed and signed, and by paying to the Company the Exercise Price for the number of Warrant Shares in respect of which this Warrant is then exercised. Payment of the Exercise Price shall be made (i) in cash, (ii) by certified or official bank check payable to the order of the Company, (iii) by wire transfer of immediately available funds, or (iv) by any combination of (i), (ii) and/or (iii).

         (b) Upon surrender of this Warrant and payment of the Exercise Price, the Company shall issue and cause to be delivered within a reasonable time, not to exceed fifteen (15) calendar days, to or upon the written order of the Holder and in such name or names and denominations as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon exercise. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant.

         (c) This Warrant shall be exercisable, at the election of the Holder, either in full or from time to time in part and, in the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of this Warrant, a new certificate evidencing the remaining Warrant will be issued, and the Company is hereby irrevocably authorized to countersign and to deliver the required new Warrant pursuant to the provisions of this Warrant. This Warrant, when surrendered upon its exercise, shall be canceled by the Company and shall then be disposed of in a manner satisfactory to the Company.


      Section 2. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

         (a)     Stock Splits, Recapitalization, Etc.   Upon the happening of
an Extraordinary Common Stock Event (as hereinafter defined), the Exercise Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Exercise Price in effect immediately prior to such Extraordinary Common Stock Event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Exercise Price. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. Upon each adjustment of the Exercise Price under this Section 2(a), the number of shares of Common Stock purchasable upon exercise of this Warrant shall be increased to that number of shares determined by multiplying the number of shares purchasable hereunder immediately prior to the Extraordinary Common Stock Event by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment provided for in this Section 2(a) and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

      An "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

         (b)     Adjustment upon Certain Dilutive Issuances.

            (i) Definitions. For purposes of this Section 2(b), the following definitions apply:

               (1) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed to be issued pursuant to Section 2(b)(iii)) by the Company after November 21, 2001, but only to the extent such issuances result in more than 15,821,100 shares of Common Stock issued and outstanding, and other than shares of Common Stock issued or issuable upon the exercise of this Warrant and shares of Common Stock issued or issuable upon the exercise of Convertible Securities or Options outstanding on November 21, 2001.

               (2) "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

               (3) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

            (ii) Adjustment of Exercise Price and Number of Shares. In the event that the consideration per share (determined pursuant to Section 2(b)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect immediately prior to the issue of such Additional Shares of Common Stock, then the Exercise Price and the number of Warrant Shares purchasable hereunder shall be adjusted as provided herein. For purposes of this Section 2, the initial Exercise Price shall be $2.00, subject to adjustment as provided herein.

            (iii) Issue of Options and Convertible Securities. In the event the Company at any time or from time to time after November 21, 2001 shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(b)(v) hereof) of such Additional Shares of Common Stock would be less than the Exercise Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (A) no further adjustments in the number of shares issuable hereunder shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided, however, that no such adjustment of the Exercise Price shall affect Common Stock previously issued upon exercise or conversion of this Warrant;

               (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                  (i) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                  (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 2(b)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (D) no readjustment pursuant to Section 2(b)(iii)(B) or (C) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (a) the Exercise Price prior to the initial adjustment to which the readjustment applies, or (b) the Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the date of the initial adjustment date and such readjustment date; and

               (E) in the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment which was initially made upon the issuance of such unexercised Option or unconverted Convertible Security, been made upon the basis of such subsequent change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

            (iv) Adjustment of Number of Shares Upon Issuance of Additional Shares of Common Stock. In the event the Company at any time after November 21, 2001 shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2(b)(iii)), without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, the Exercise Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying the then current Exercise Price by a fraction the numerator of which shall be the sum of

               (A) the number of shares of Common Stock outstanding immediately prior to such issue, plus

               (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issue and the denominator of which shall be the sum of

              (x) the number of shares of Common Stock outstanding immediately prior to such issue, plus

              (y) the number of such Additional Shares of Common Stock so issued;

and the number of shares of Common Stock purchasable upon exercise of this Warrant shall be increased to that number of shares determined by multiplying the number of shares purchasable hereunder immediately prior to such issue by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment provided for above and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

For the purpose of the above calculation, as well as the calculation provided for in Section 2(a), the number of shares of Common Stock outstanding shall be calculated on a fully diluted basis, as if all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance, and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised immediately prior to such issuance, and the resulting securities fully converted into shares of Common Stock, if so convertible as of such date. This calculation shall not include, however, any Additional Shares of Common Stock issuable with respect to this Warrant or issuable with respect to Convertible Securities or outstanding options, warrants or other rights for the purchase of shares or Convertible Securities, solely as a result of adjustment of the number of shares issuable hereunder resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

      The provisions of this Section 2(b)(iv) do not apply if the provisions of Section 2(a) apply.

            (v) Determination of Consideration. The consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (1) Cash Property and Other Consideration. Such consideration shall:

                  (a) insofar as it consists of cash, be computed as the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                  (b) insofar as it consists of property, services, or other consideration other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors, subject to Holder's rights under Section 4 hereof; and

                  (c) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of the consideration so received, computed as provided in clauses (a) and (b) above, as is determined in good faith by the Board of Directors, subject to Holder's rights under
Section 5 hereof;

               (2) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Options and Convertible Securities, shall be deemed to be the sum of the consideration paid for such Option or Convertible Security, if any, plus the lowest consideration per share then payable upon the exercise of Options, as set forth in the instruments relating to such Options or Convertible Securities, without regard to any provision contained therein designed to protect against dilution. If Options or Convertible Securities are issued together with other securities or instruments of the Company, the Board of Directors shall determine in good faith the amount of consideration paid for such Option or Convertible Securities.

       (c) Excluded Securities. The provisions of Section 2(b) shall not apply (i) to shares of Common Stock issuable upon the conversion of the Warrants, (ii) to shares of Common Stock issued or issuable upon the exercise of Options or the conversion of Convertible Securities outstanding on November 21, 2001, or (iii) in connection with an Extraordinary Common Stock Event.

       (d) Certificate as to Adjustments. In each case of any adjustment or readjustment pursuant to Section 2(a)-(c) of the Exercise Price and number of shares issuable pursuant to this Warrant, the Company shall forthwith notify the Holder or Holders of this Warrant of each such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

      Section 3. Payment of Taxes. The Holder shall pay all federal and state issuance taxes attributable to the issuance of this Warrant or the issuance of any Warrant Shares upon the exercise of this Warrant.

      Section 4. Board Determinations. If Holder disagrees with the Board's determination of the fair value under Section 2(b)(v), and Holder and the Board of Directors cannot resolve such dispute, the determination shall be made by an appraisal conducted by a reputable appraiser or investment banker chosen by Holder and the Company. All fees and expenses incurred in connection with the appraisal shall be paid equally by the Company and the Holder. If Holder and the Company cannot agree on a reputable appraiser or investment banker within ten (10) days after one party first gives the other written notice of its proposed appraiser or investment banker, the other party shall, prior to the end of such ten (10) day period, give the first party written notice of its proposed appraiser or investment banker and the two appraisers or investment bankers shall, within ten (10) days after the designation of the second appraiser or investment banker, select a third reputable appraiser or investment banker and such third appraiser or investment banker shall be deemed the agreed upon choice of the parties.

      Section 5. Mutilated, Missing or Lost Warrant. In the event that this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for its loss, theft or destruction, a new Warrant of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant and indemnity reasonably satisfactory to the Company.

      Section 6. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of this Warrant. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issuance and payment therefor, be fully paid, nonassessable, free of preemptive rights and free from all liens, charges and security interests with respect to the issuance thereof.

      Section 7. Fractional Shares. No fractional Warrant Shares, or scrips for any such fractional Warrant Shares, shall be issued upon the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 7, be issuable on the exercise of any Warrant, the Company will (i) if the fraction of a share otherwise issuable is less than one-half, round-down and issue to the Holder only the whole number of shares of Stock to which the Holder is entitled or (ii) if the fraction of a share otherwise issuable is equal to or greater than one-half, round-up and issue to the Holder one additional share of Common Stock in addition to the largest whole number of shares of Common Stock to which the Holder is otherwise entitled.

       Section 8. Merger, Reorganization or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected (a "Recapitalization Event"), then, as a condition of such Recapitalization Event, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to purchase and receive on exercise of such Warrant, upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for the number of outstanding shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such Recapitalization Event. In any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions of this Warrant (including, without limitation, provision for adjustment of the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable as nearly as may be in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such Recapitalization Event unless, prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such Recapitalization Event or the corporation purchasing assets shall assume, by written instrument, the obligation to deliver to the Holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder would be entitled to purchase.

      Section 9. Certain Notices. In the event at any time the Company shall propose to:

         (a)     declare any cash dividend upon its Common Stock;

         (b) declare any dividend upon its Common Stock payable in stock other than additional shares of Common Stock or make any special dividend or other distribution of indebtedness or assets to the holders of its Common Stock;

         (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class other than Common Stock or series or other rights other than under the Company's employee stock option plan;

         (d) reorganize or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another entity;

         (e) voluntarily dissolve, liquidate or wind up the affairs of the Company; or

         (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock other than in connection with the purchase of shares pursuant to the terms of any buy sell agreement entered into with any of the Company's shareholders or pursuant to the provisions of the Company's employee stock option plan;

then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) above shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) above shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

      Section 10. Pre-Exercise Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any voting rights or any other rights of a stockholder with respect to the Warrant Shares.

      Section 11. Restricted Securities. The Holder understands that this Warrant and the Warrant Shares purchasable hereunder constitute "restricted securities" under the federal securities laws inasmuch as they are being, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933 or an applicable exemption from registration. In this connection, the Holder acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resales of the Warrant Shares purchased hereunder. The Holder further acknowledges that the Warrant Shares and any other securities issued upon exercise of this Warrant shall bear a legend substantially in the form of the legend appearing on the face hereof.

      Section 12. Certification of Investment Purpose. Unless a current registration statement under the Securities Act of 1933 shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder hereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, such Holder will deliver to the Company a written certification that the securities acquired by the Holder upon exercise hereof are for the account of the Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

       Section 13. Transfer. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof upon surrender of this Warrant with a properly executed assignment in the form of Exhibit B attached hereto, at the principal office of the Company. Upon any partial transfer, the Company will at its expense issue and deliver to each of the Holder and its transferee or transferees new Warrants of like tenor, in the name of the Holder and its transferee or transferees.

      Section 14. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns.

      Section 15. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

          If to the Company to:

          170 South Main Street
          Suite 1050
          Salt Lake City, Utah 84101
          Attention: Chief Financial Officer

If to the Holder to the address shown therefor on the books and records of the Company. Notices may also be given by prepaid telegram or facsimile and shall be effective on the first business day following the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided above. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 15, except that any such change of address notice shall not be effective unless and until received.

      Section 16. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflict of law principles.

      Section 17. Severability. In the event that one or more of the provisions of this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant, but this Warrant shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein unless such construction would materially affect the terms of this Warrant.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its corporate name by a duly authorized officer and to be dated as of the 21st day of November, 2001.


XVARIANT, INC.


By:     /s/
Name:
Title: